UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 26, 2005

Stonepath Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16105	65-0867684
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

World Trade Center
2200 Alaskan Way, Suite 200
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (206) 336-5400

 (Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
                Act (17 CFR 240.14d-2(b))

                        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

        On October 26, 2005,  Stonepath Group, Inc. (the “Company”) and its subsidary Stonepath Holdings (Hong Kong) Limited (“Asia Holdings”) closed the transactions under the Exchange Agreement dated as of October 7, 2005 (the “Exchange Agreement”) described in the Company’s Current Report on Form 8-K filed on October 26, 2005. Pursuant to the Exchange Agreement, the Company entered into the Preferred Shares Exchange Agreement dated October 26, 2005  (the “Preferred Shares Exchange Agreement”) by and among the Company, Asia Holdings, Hong Kong League Central Credit Union (the “Lender”), and SBI Advisors, LLC (the “Agent”) and issued a Common Stock Purchase Warrant (the “Warrant”). Also in connection with the closing, Asia Holdings entered into an Amendment to Term Credit Agreement dated October 26, 2005 (the “Amendment to Term Credit Agreement”) by and among Asia Holdings, the Lender, and the Agent.  The following is a brief description of the terms and conditions of the Preferred Shares Exchange Agreement, the Warrant and the Amendment to Term Credit Agreement that are material to the Company, is not complete, and is qualified in its entirety by reference to full text of those documents which are attached as exhibits to this Current Report on Form 8-K.

Preferred Shares Exchange Agreement

The Preferred Shares Exchange Agreement provides the Lender with the right to exchange its Preferred Shares of Asia Holdings for Common Stock of the Company at an exchange price of $1.08 per share of Common Stock, subject to customary anti-dilution adjustments. This provides the Lender with the right to exchange the 30,000 Preferred Shares issued to it for 2,777,778 shares of the Company’s Common Stock at the current exchange price. The Lender also has the right to exchange any Preferred Shares issued to it by Asia Holdings as payment-in-kind dividends on the Preferred Shares at the same exchange price.

The Preferred Shares outstanding are subject to mandatory exchange at the exchange price then in effect in the event that (i) the average closing price for the Company’s Common Stock has been 200% or more than the exchange price for at least 20 consecutive trading days, (ii) the average trading volume of the Company’s Common Stock for 20 trading days in that period has been 250,000 shares or more, (iii) the Company’s Common Stock is listed on The American Stock Exchange or the Nasdaq National Market System or SmallCap Market, and (iv) the Common Stock receivable upon exchange can be resold pursuant to an effective registration statement or under Rule 144(k) promulgated under the Securities Act of 1933.

Warrant

The Warrant entitles the Lender to purchase 277,778 shares of the Company’s Common Stock at an exercise price of $1.13 per share, subject to customary anti-dilution adjustments, for a four year period.

Amendment to Term Credit Agreement

The Amendment to Term Credit Agreement (i) reflects the reduction of the principal amount of the indebtedness under the Term Credit Agreement dated October 27, 2004 (the “Term Credit Agreement”) by and among Asia Holdings, the Lender, and the Agent from $5,000,000 to $2,000,000, (ii) extends until November 4, 2007 the maturity of $1,000,000 of the remaining $2,000,000 outstanding, and (iii) releases the collateral that previously secured the obligations of Asia Holdings under the Term Credit Agreement.

Item 9.01.              Financial Statements and Exhibits

                (c)           Exhibits

Exhibit	Description
10.30

Preferred Shares Exchange Agreement dated as of October 26, 2005 by and among Stonepath Group, Inc., Stonepath Holdings (Hong Kong Limited, Hong Kong League Central Credit Union, ) and SBI Advisors, LLC.

10.31	Common Stock Purchase Warrant dated October 26, 2005

10.32	Amendment to Term Credit Agreement dated October 26, 2005 by and among Stonepath Holdings (Hong Kong Limited, Hong Kong ) League Central Credit Union, and SBI Advisors, LLC..

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.

Date: October 27, 2005	By:	/s/ Thomas L. Scully
Thomas L. Scully,
Chief Financial Officer